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                                                                  EXHIBIT (j)(1)


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 4, 2002 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Growth and Income Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 82 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-21657) and in this Amendment No. 36 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-1228).


                                                           /s/ ERNST & YOUNG LLP
                                                               -----------------
                                                               ERNST & YOUNG LLP


Chicago, Illinois
September 9, 2002